UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2020, BlackRock, Inc. (the “Company”) filed a Certificate of Elimination to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware eliminating from the Certificate of Incorporation all matters set forth in the Certificates of Designations with respect to the Company’s Series A, B and C Convertible Participating Preferred Stock and Series D Participating Preferred Stock (collectively, the “Preferred Stock”).

Following the May 2020 secondary offering of shares of Company common stock (including shares issuable upon conversion of shares of Preferred Stock) by PNC Bancorp, Inc. (“PNC”), and as of October 6, 2020 (the date of filing the Certificate of Elimination), there were no outstanding shares of the Preferred Stock. A copy of the Certificate of Elimination relating to the Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 30, 2020, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating and Governance Committee of the Board, approved amendments to the Certificate of Incorporation to (i) provide stockholders of record owning 15% or more of the voting power of all outstanding shares of stock of the Company the ability to call a special meeting of stockholders, (ii) eliminate supermajority vote requirements relating to the amendment of certain articles of the Certificate of Incorporation and (iii) eliminate provisions relating to the “Significant Stockholder” (as defined in the Certificate of Incorporation), which are no longer applicable as a result of the May 2020 secondary offering of shares of Company common stock by PNC, and make certain other technical revisions (collectively, the “Proposed Amendments”).

The Proposed Amendments are subject to the requisite approval of stockholders and will be set forth in the proxy statement for the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). In the event the Proposed Amendments are approved by stockholders at the 2021 Annual Meeting and become effective, the Board will approve conforming amendments to the Company’s Amended and Restated Bylaws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Elimination relating to the Preferred Stock, dated October 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: October 6, 2020	R. Andrew Dickson III
Corporate Secretary